UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2014, Walker & Dunlop, LLC, the operating subsidiary of Walker & Dunlop, Inc. (the “Company” and together with Walker & Dunlop, LLC and the Company’s other consolidated subsidiaries, “Walker & Dunlop”), entered into a Warehousing Commitment Termination Agreement (the “Commitment Termination Agreement”) with TD Bank, N.A. (“TD Bank”) and Bank of America, N.A. (“Bank of America”), that modifies the Warehousing Credit and Security Agreement, dated as of September 4, 2012 (as amended from time to time, the “BofA Warehousing Agreement”), by and among Walker & Dunlop, LLC, as borrower, Bank of America, as credit agent and lender, and TD Bank, as lender. The Commitment Termination Agreement was entered into to allow TD Bank to provide Walker & Dunlop, LLC with a separate warehouse facility in lieu of its participation in the BofA Warehousing Agreement.

Pursuant to the Commitment Termination Agreement, (i) the warehousing commitment of TD Bank under the BofA Warehousing Agreement was terminated, (ii) for all purposes TD Bank ceased to be a lender under the BofA Warehousing Agreement, (iii) all obligations of TD Bank as a lender under the BofA Warehousing Agreement were terminated and (iv) the warehousing credit limit under the BofA Warehousing Agreement was reduced from $575 million to $425 million.

The foregoing description of the Commitment Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Commitment Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Bank of America, TD Bank and their respective affiliates have various relationships with Walker & Dunlop involving the provision of financial services, including other credit facilities with subsidiaries of the Company, cash management, investment banking, trust and other services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Concurrently with the Commitment Termination Agreement, Walker & Dunlop, LLC entered into a separate $200 million committed warehouse facility with TD Bank, as credit agent and lender. After giving effect to the Commitment Termination Agreement and the warehouse facility with TD Bank, Walker & Dunlop has six committed warehouse facilities (up from five such warehouse facilities) in an aggregate amount of $1,535,000,000 with national banks. The new $200 million TD Bank warehouse facility provides a net increase of $50,000,000 in Walker & Dunlop’s overall borrowing capacity under its warehouse facilities.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Warehousing Commitment Termination Agreement, dated as of September 24, 2014, by and among Walker & Dunlop, LLC, TD Bank, N.A., and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: September 26, 2014	By:	/s/ Stephen P. Theobald
	Name:	Stephen P. Theobald
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Warehousing Commitment Termination Agreement, dated as of September 24, 2014, by and among Walker & Dunlop, LLC, TD Bank, N.A., and Bank of America, N.A.